Exhibit 99

                      Vesta Reports First Quarter Results


               Standard Property-Casualty Combined Ratio of 89.7%


    BIRMINGHAM, Ala., May 10 /PRNewswire-FirstCall/ -- Vesta Insurance Group, Inc. (NYSE: VTA) today reported net operating earnings from continuing operations of $14.3 million, or $0.40 per diluted share in the first quarter of 2004 compared to net operating earnings from continuing operations of $2.2 million, or $0.06 per diluted share for the corresponding period in 2003. Net income from continuing operations was $14.9 million, or $0.42 per diluted share for the quarter ending March 31, 2004 compared to net income from continuing operations of $4.5 million, or $0.13 per diluted share in the first quarter of 2003. Net operating earnings from continuing operations is a non-GAAP measure which excludes certain items, such as realized gains and losses. Net earned premiums for the quarter were $110.0 million compared to $117.5 million in the first quarter of 2003, which is reflective of Vesta's increased use of reinsurance.

    "Our operating results reflect our strong position in our targeted markets," said Norman W. Gayle, III, President and CEO, Vesta Insurance Group. "We are off to a terrific start in 2004."


    Operational Results

    Vesta's standard property-casualty segment, which includes the residential property and standard auto businesses, posted net income from continuing operations of $6.7 million in the first quarter of 2004. The standard property-casualty segment GAAP operational ratios for the three months ended March 31, 2004 and 2003 are below:


                                                     3 Months Ended March 31,
                                                      2004              2003

    Residential property combined ratio               85.0%            108.2%
    Standard auto combined ratio                     103.8%             95.6%
    Standard property-casualty combined ratio         89.7%            105.3%
    Total catastrophe losses incurred (in millions)  $ 2.2             $ 3.2
    Impact of catastrophes on standard property-
     casualty combined ratio                           3.5%              4.1%


    The Company's non-standard auto underwriting business generated a GAAP combined ratio of 95.1% in the first quarter of 2004 compared to a 95.2% for the corresponding period in 2003. The non-standard agency operations produced an 18.2% pre-tax margin in the quarter.

    During the quarter, the Company adopted American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts." This adoption resulted in a charge of $5.2 million, net of taxes of $2.8 million, which represents the cumulative effect of the change in accounting principle related to the calculation of reserves on certain annuity contracts sold by American Founders Life Insurance Company. The adoption of this accounting principle will not affect the previously announced sales price of $63.5 million for American Founders Financial Corporation.

    Vesta incurred a $.9 million charge related to discontinued operations in the quarter, primarily related to the Company's efforts to pursue commutations and settlements of its outstanding assumed reinsurance and commercial insurance obligations.


    Vesta management will hold a conference call today, Monday, May 10, at 10:30 am EST to discuss this press release. The conference call will also be simultaneously webcast live online through Vesta's corporate website, www.vesta.com and http://www.firstcallevents.com/service/ajwz403623816gf12.html.


    About Vesta Insurance Group, Inc.

    Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.


    This news release contains statements concerning management's beliefs, plans or objectives for Vesta's future operations or financial performance, including anticipated transactions and continued segment growth and profitability. These statements, whether expressed or implied, are only predictions and should be considered "forward-looking statements" under applicable securities laws. You should be aware that Vesta's actual operations and financial performance, may differ materially from those reflected in these forward-looking statements. The main factors that could affect these forward-looking statements are that the planned sale of American Founders Financial Corporation does not receive regulatory approval, we may experience catastrophic losses in excess of what we expect; we may experience frequency and severity of non-catastrophic losses in excess of what we expect; or we may experience deterioration in premium volume in our standard property and
casualty segment as a result of rating actions taken by A.M. Best.   Please
refer to the documents Vesta files from time to time with the Securities and Exchange Commission, specifically Vesta's most recent Form 10-K and Exhibit
99.1 attached thereto, which contains and identifies additional important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.



                          Vesta Insurance Group, Inc
                     1st Quarter 2004 Segment Comparison
                            (amounts in thousands)

                            Life Insurance   Standard Property   Non-Standard
                                                 Casualty           Agency
                            2004      2003     2004     2003     2004     2003
    Revenues:
      Net premiums
       written            $2,300    $2,410  $57,074  $81,573       --       --
      (Increase) decrease
       in unearned
       premiums               --        --    3,413   (5,161)      --       --

      Net premiums
       earned              2,300     2,410   60,487   76,412       --       --
      Net investment
       income              7,137     7,695       --       --       --       --
      Policy fees            622       493    2,247    2,062       --       --
      Agents fees and
       commissions            --        --       --       --  $42,383  $38,922
      Other                  433      642      227       242       --       --

        Total revenues    10,492   11,240   62,961    78,716   42,383   38,922

    Expenses:
      Policyholder
       benefits            6,112    5,090       --        --       --       --
      Loss and LAE
       expenses incurred      --       --   41,565    52,994       --       --
      Policy acquisition
       expenses              210      369    3,617    18,628       --       --
      Operating expenses   2,159    2,452   11,064    11,005   34,472   33,969
      Interest on debt     1,301    1,453       --        --      212       --
      Deferrable capital
       security
       distributions          --       --       --        --       --       --

          Total expenses   9,782    9,364   56,246    82,627   34,684   33,969

    Income (loss) from
     continuing operations
     before income taxes,
     deferrable capital
     securities, and
     minority interest       710    1,876    6,715    (3,911)   7,699    4,953
    Income tax expense
     (benefit)               249      657       --    (1,369)      --    1,734
    Deferrable capital
     security distributions,
     net of tax               --       --       --        --       --       --
    Minority interest in
     subsidiary, net of tax   --       --       --        --       --       --

      Net operating earnings
       (loss) from
       continuing
       operations           $461   $1,219   $6,715   $(2,542)  $7,507   $2,933

      Realized gains (loss),
       net of tax and
       minority interest     295       (4)      --        --       --       --

      Net income (loss)
       from continuing
       operations           $756   $1,215   $6,715   $(2,542)  $7,507   $2,933


                                              Non-Standard
                                              Underwriting      Corp & Other
                                             2003      2004     2003     2004
    Revenues:
      Net premiums written                $38,822   $46,963       --       --
      (Increase) decrease in
       unearned premiums                    8,386    (8,292)      --       --
      Net premiums earned                  47,208    38,671       --       --
      Net investment income                    --        --   $2,395   $3,920
      Policy fees                           6,067     5,083       --       --
      Agents fees and commissions              --        --       --       --
      Other                                   369       912       --       --
        Total revenues                     53,644    44,666    2,395    3,920

    Expenses:
      Policyholder benefits                    --        --       --       --
      Loss and LAE expenses incurred       31,296    26,512       --       --
      Policy acquisition expenses          13,560    10,788       --       --
      Operating expenses                    5,826     4,352    3,888    3,859
      Interest on debt                         --        --    1,432    1,705
      Deferrable capital
       security distributions                  --        --      432       --
        Total expenses                     50,682    41,652    5,752    5,564

    Income (loss) from continuing
     operations before income taxes,
     deferrable capital securities,
     and minority interest                  2,962     3,014   (3,357)  (1,644)
    Income tax expense (benefit)               --     1,055       --     (575)
    Deferrable capital security
     distributions, net of tax                 --        --       --      311
    Minority interest in subsidiary,
     net of tax                                --        --       --       --

      Net operating earnings (loss)
       from continuing operations          $2,962    $1,959  $(3,357) $(1,380)
      Realized gains (loss), net of tax
       and minority interest                   --        --      352    2,285
      Net income (loss) from
       continuing operations               $2,962    $1,959  $(3,005)    $905


                                              Eliminations      Consolidated
                                             2004      2003     2004     2003
    Revenues:
      Net premiums written                     --        --  $98,196 $130,946
      (Increase) decrease in
       unearned premiums                       --        --   11,799  (13,453)
      Net premiums earned                      --        --  109,995  117,493
      Net investment income                    --        --    9,532   11,615
      Policy fees                              --        --    8,936    7,638
      Agents fees and commissions        $(24,829) $(23,600)  17,554   15,322
      Other                                    --        --    1,029    1,796

        Total revenues                    (24,829)  (23,600) 147,046  153,864

    Expenses:
      Policyholder benefits                    --        --    6,112    5,090
      Loss and LAE expenses incurred           --        --   72,861   79,506
      Policy acquisition expenses          (5,577)   (3,800)  11,810   25,985
      Operating expenses                  (19,252)  (19,800)  38,157   35,837
      Interest on debt                         --        --    2,945    3,158
      Deferrable capital
       security distributions                  --        --      432       --

        Total expenses                    (24,829)  (23,600) 132,317  149,576

    Income (loss) from continuing
     operations before income taxes,
     deferrable capital securities,
     and minority interest                     --        --   14,729    4,288
    Income tax expense (benefit)               --        --      249    1,501
    Deferrable capital security
     distributions, net of tax                 --        --       --      311
    Minority interest in subsidiary,
     net of tax                                --        --      192      286

      Net operating earnings (loss)
       from continuing operations              --        --  $14,288   $2,190
      Realized gains (loss), net of tax
       and minority interest                   --        --      647    2,281
      Net income (loss) from
       continuing operations                   --        --  $14,935   $4,471


                           Vesta Insurance Group, Inc
                              First Quarter Results
                    (amounts in thousands, except share data)



                                                    3 Months Ended March 31,
                                                    2004               2003
    Revenues:
      Net premiums written                        $98,196           $130,946
      (Increase) decrease in unearned
       premiums                                    11,799            (13,453)

      Net premiums earned                         109,995            117,493
      Net investment income                         9,532             11,615
      Policy fees                                   8,936              7,638
      Agents fees and commissions                  17,554             15,322
      Other                                         1,029              1,796

           Total revenues                         147,046            153,864
    Expenses:
      Policyholder benefits                         6,112              5,090
      Loss and LAE expenses incurred               72,861             79,506
      Policy acquisition expenses                  11,810             25,985
      Operating expenses                           38,157             35,837
      Interest on debt                              2,945              3,158
      Deferrable capital securities
       distributions                                  432                 --

           Total expenses                         132,317            149,576

    Income (loss) from continuing
     operations before income taxes,
      deferrable capital securities, and
       minority interest                           14,729              4,288
    Income taxes                                      249              1,501
    Deferrable capital securities
     distributions, net of tax                         --                311
    Minority interest in subsidiary, net
     of tax                                           192                286

           Net operating earnings (loss)
            from continuing operations             14,288              2,190

    Realized gains (losses), net of tax
     and minority interest                            647              2,281

           Net income (loss) from
            continuing operations                  14,935              4,471

    Gain (loss) from health insurance
     discontinued operations, net of tax               --               (598)
    Gain (loss) from consulting
     discontinued operations, net of tax               --               (392)
    Loss from discontinued property-
     casualty operations, net of tax                 (935)               194


           Net income (loss) before
            cumulative effect of change
            in accounting principle                14,000              3,675

    Cumulative effect of change in
     accounting principle                          (5,216)                --

           Net income (loss)                       $8,784             $3,675



      Weighted average shares
       outstanding for the period -
       diluted                                     35,490             34,907
      Net operating earnings (loss) from
       continuing operations earnings
       per share                                    $0.40              $0.06
      Realized gains (losses) per share             $0.02              $0.07
      Net income (loss) from continuing
       operations per share                         $0.42              $0.13
      Income (loss) available to common
       shareholders per share                       $0.25              $0.11


                            Vesta Insurance Group, Inc
                       Condensed Consolidated Balance Sheet
                 (amounts in thousands, except per share amounts)


                                             March 31, 2004  December 31, 2003
    Assets:

       Invested assets                           $1,001,046          $986,072
       Cash                                          97,144            92,376
       Other assets                                 865,254           833,966

              Total assets                       $1,963,444        $1,912,414


    Liabilities:

       Future policy benefits                      $674,755          $668,298
       Losses and loss adjustment expenses          356,902           355,555
       Unearned premiums                            332,744           329,773
       Long term debt                                75,932            75,932
       Line of credit                                30,000            30,000
       Other liabilities                            368,512           341,258

              Total liabilities                   1,838,845         1,800,816

    Stockholders' equity                            124,599           111,598

              Total liabilities and
               stockholders' equity              $1,963,444        $1,912,414


              Equity per share*                       $3.45             $3.09

              Shares outstanding at period
               end                                   36,068            36,066


     * At March 31, 2004 and December 31, 2003, unrealized gains and losses on investment securities, after-tax totaled approximately $16.0 million and $12.0 million, respectively, which represents $0.44 and $0.33, respectively of book value per share.


                            Vesta Insurance Group, Inc
    Reconciliation of Net Operating Earnings from Continuing Operations to Net
                                      Income
                    (amounts in thousands, except share data)


                                                          3 Months Ended
                                                             March 31,
                                                      2004               2003
    Net operating earnings (loss) from
     continuing operations                          $14,288            $2,190

    Special items:
    Realized gains (losses), net of tax
     and minority interest                              647             2,281

    Net income (loss) from continuing
     operations                                     $14,935            $4,471

      Gain (loss) from health insurance
        discontinued operations, net of tax              --              (598)
      Gain (loss) from consulting
       discontinued operations, net of tax               --              (392)
      Loss from discontinued property-
       casualty operations, net of tax                 (935)              194

    Net income (loss) before cumulative
     effect of change in accounting principle       $14,000            $3,675

    Cumulative effect of change in
     accounting principle                            (5,216)               --

    Income (loss)                                    $8,784            $3,675


    Diluted earnings per share:

    Net operating earnings (loss)                     $0.40             $0.06

    Special items:
    Realized gains (losses), net of tax
     and minority interest                            $0.02             $0.07

    Net income (loss) from continuing
     operations                                       $0.42             $0.13

    Gain (loss) from health insurance
     discontinued operations, net of tax               $ --            $(0.02)
    Gain (loss) from consulting
     discontinued operations, net of tax               $ --            $(0.01)
    Loss from discontinued property-
     casualty operations, net of tax                 $(0.03)            $0.01

    Net income (loss) before cumulative
     effect of change in accounting principle         $0.39             $0.11

    Cumulative effect of change in
     accounting principle                            $(0.14)             $ --

    Income (loss)                                     $0.25             $0.11


    Shares used in computing per share
     amounts:
    Weighted average shares outstanding
     for the period                                  35,490            34,907


     The above table reconciles the Company's GAAP results to net operating earnings/ (loss). Management believes that net operating earnings/(loss) provides investors with a useful indicator to gauge possible future performance because it eliminates the effects of certain items that could cause significant impact to the Company's financial results from one period to another.




SOURCE  Vesta Insurance Group, Inc.
    -0-                             05/10/2004
    /CONTACT:  Charles R. Lambert, Vice President - Investor Relations, Vesta
Insurance Group, Inc., +1-205-970-7030, CLambert@vesta.com   /
    /Web site:  http://www.vesta.com /
    (VTA)

CO:  Vesta Insurance Group, Inc.
ST:  Alabama
IN:  FIN INS
SU:  ERN CCA